UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2008

THE MAJESTIC STAR CASINO, LLC
THE MAJESTIC STAR CASINO CAPITAL CORP.
MAJESTIC STAR CASINO CAPITAL CORP. II
(Exact Name of Registrant as Specified in Charter)

Indiana Indiana Indiana (State or Other Jurisdiction of Incorporation)	333-06489 (Commission File Number)	43-1664986 35-2100872 20-3879309 (IRS Employer Identification No.)

301 Fremont Street, 12th Floor
Las Vegas, Nevada 89101
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (702) 388-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2008, The Majestic Star Casino, LLC (“the Company”) appointed Michael Darley as Interim Executive Vice President and Chief Operating Officer of the Company (“Interim COO”).  Since May 2002, Mr. Darley, 57, was Senior Vice President and General Manager of Barden Nevada Gaming, LLC d/b/a Fitzgeralds Casino and Hotel - Las Vegas (“Fitzgeralds Las Vegas”), an affiliate of the Company. Prior to Mr. Darley’s employment with Fitzgeralds Las Vegas, Mr. Darley was employed with the Harrah’s and Trump organizations holding executive positions in casino operations. Mr. Darley will manage and direct the operating activities of the Company’s casino facilities.  In addition, Mr. Darley will continue to manage and direct the operations of Fitzgeralds Las Vegas and Fitzgeralds Las Vegas will reimburse the Company for a portion of Mr. Darley’s salary and benefits pursuant to an existing expense reimbursement agreement between the Company and Fitzgeralds Las Vegas.

Mr. Darley assumes the Interim COO position while the Company undertakes a broader search for a Chief Operating Officer.  The Company cannot predict the time necessary to complete the search.

The Company is in the process of negotiating Mr. Darley’s employment agreement, including base salary, benefits, and non-compete provisions.  The Company will amend this Current Report upon execution of an employment agreement with Mr. Darley.

A copy of the press release issued by the Company announcing Mr. Darley’s appointment as Interim COO of the Company is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release dated September 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 24, 2008		THE MAJESTIC STAR CASINO, LLC

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

THE MAJESTIC STAR CASINO CAPITAL CORP.

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

MAJESTIC STAR CASINO CAPITAL CORP. II

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

 EXHIBIT INDEX

Number                                 Description

99.1	Press release dated September 24, 2008.